EXHIBIT 10.22

ASSET PURCHASE AGREEMENT
      THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated and is effective as of December 31, 2008 is made and entered into by and between Cal Alta Auto Glass, Inc., a Nevada corporation with principal offices at #8, 3927 Edmonton Trail, N.E., Calgary, Alberta T2E 6T1 ("Seller"), and Frank Aiello whose principal address is at #8, 3927 Edmonton Trail, N.E., Calgary, Alberta T2E 6T1 (the "Purchaser"). As used herein, the term "Parties" shall be used to identify the Seller and the Purchaser jointly.

WHEREAS:

            A.	Seller owns certain assets as listed and
described in Exhibit A attached hereto relating and currently used in the business that it conducts (the "Purchased Assets").
            B.	Seller desires to sell and transfer to Purchaser
the Purchased Assets.
            C.	Purchaser seeks to purchase the Purchased Assets
in exchange for the return of certain shares of the Common Stock of the Seller as previously issued to and currently owned by the Purchaser as more particularly set forth below.

      NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:


ARTICLE 1
PURCHASE AND SALE OF ASSETS
            1.1	Purchase and Sale.  Upon the terms and subject to
the conditions of this Agreement, at the Closing (as defined in
Section 3.1), Purchaser shall purchase from Seller, and Seller shall sell and transfer to Purchaser, all of Seller's right, title, and interest in the Purchased Assets.  The Purchased
Assets consist of all the items listed and shown on Exhibit A attached hereto, including, but not limited to, the following
                  (a)	all equipment, inventory, records,
merchandise, customer and vendor contact lists (regardless of format), computers, marketing lists, marketing materials, business plans and strategies of the Seller;
                  (b)	 all information, files, books and records,
including customer and supplier lists, relating to or involving the Purchased Assets, regardless of format, and relating to the business conducted by the Seller (the "Business");
                  (c)	all supplies related to the Business, stock
in trade, merchandise, goods, supplies and other products owned by Seller or otherwise under the control of Seller on the date of Closing;

                  (d)	all intellectual property rights, whether
owned or leased, including, without limitation, all patents, patent applications, trademarks, registered trademarks,
trademark applications, service marks, domain names, web-sites, registered service marks, service mark applications, tradenames, copyrights, registered copyrights, copyright applications, trade secrets, confidential information and proprietary know-how owned and/or used in connection with the Business; (all of the intellectual property rights to be acquired shall be
collectively referred to as the "Intellectual Property");  and
                  (e)	all accounts receivable related to the
Business.
Purchaser reserves the right to exclude any of the above
described assets from the Purchased Assets.  All of the
Purchased Assets shall be transferred to Purchaser free and
clear of all liens, security interests and encumbrances.
                  (a)	1.2	Assumed Liabilities; Limitation on
Assumption.  In connection with the purchase and sale of the
Purchased Assets pursuant to Section 1.1 and except for those liabilities as shown on Exhibit B, Purchaser shall assume no liabilities and obligations of the Seller.
ARTICLE 2
CONSIDERATION
            1.2	 Purchase Price.  In consideration for the
transfer of the Purchased Assets, at the Closing Purchaser shall
(a) pay and deliver to Seller (or Seller's assignee) a duly
issued stock certificate registered in the name of the Seller and bearing a restricted securities legend and representing the sum of 1,666,667 shares of the Seller's Common Stock (par value $0.001) (the "Special Shares" or Purchase Price").
            2.2        Closing.  The closing of the purchase and
sale of the Purchased Assets pursuant to Section 1.1 (the
"Closing") shall be held at the offices of the Purchaser at #8,
3927 Edmonton Trail, N.E., Calgary, Alberta  T2E 6T1  at 11:00
a.m. (local time) on December 31, 2008 (the "Closing Date"), or at such other place and time as Purchaser and Seller may
mutually agree in writing.
            1.3	Deliveries at Closing.  At the Closing, the
Parties shall make the deliveries described below:
                  (a)		Seller shall deliver, or cause to be
delivered, to Purchaser a Bill of Sale and Assignment in the form of Exhibit C hereto properly executed by Seller;
                  (b)		Purchaser shall deliver to Seller the
following:
                        (i)	the stock certificate representing all
of the Special Shares and registered in the name of the Seller
(or its assignees);
                        (ii)	a duly executed Action of the Board of
Directors of the Purchaser, adopting and approving the terms of this Asset Purchase Agreement and authorizing and instructing the officers of the Purchaser to deliver a fully executed copy of this Asset Purchase Agreement to the Seller as set forth in
Exhibit D.
                        (iii)	a duly executed Action of the
Board of Directors approving this Agreement and the transactions set forth herein and as set forth in Exhibit D.
                        (iv)	such other instruments and documents
properly executed by the Seller as are reasonably necessary, in the opinion of Purchaser, to effect the transactions described herein.
                        (v)	a certificate, executed by a corporate
officer of the Seller, certifying that, at the time of Closing, the Purchased Assets are in good condition.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLER
      Seller represents and warrants to Purchaser as follows:
            3.1 Authorization of Transaction. Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions.
            3.2 Broker's Fees. Neither Seller nor the Purchaser has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.
            3.3 Consents and Approvals. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with or notice to, any governmental or regulatory body, agency or official. Neither the execution, delivery and performance by Seller of this Agreement, nor the consummation of the transactions contemplated hereby, will (with or without notice or lapse of time) (a) violate, conflict with, or result in a breach of any judgment, order, writ, injunction, decree or award of any court, governmental or regulatory body, or (b) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, lease, agreement or other instrument or obligation to which Seller is a party, or by which the Business or any of the Purchased Assets may be bound.
            3.4 Litigation. To the best knowledge of Seller, there are no actions, suits, or proceedings pending or, to Seller's best knowledge, threatened against Seller, or that otherwise relate to the Business or the Purchased Assets, before any court, arbitrator or administrative, governmental or regulatory authority or body and, to Seller's knowledge, no event has occurred or circumstance exists that may give rise to or serve as the basis for the commencement of any such action, suit or proceeding. Seller is not subject to any order, judgment, writ, injunction or decree that relates to the Business or the Purchased Assets.
            3.5 Personal Property. Seller at Closing will have good and marketable title to the Purchased Assets, free and clear of all liens and encumbrances, and (b) all items of equipment, if any, constituting a part of the Purchased Assets are in good operating condition and repair, ordinary wear and tear excepted, and reasonably conform to all applicable laws, ordinances and regulations.

            3.6 Taxes. To the best knowledge of Seller, all tax reports and returns required to be filed relating to the
Business pursuant to any law, rule or regulation have been filed in a timely manner (taking into account all extensions of due dates), and all Taxes shown as due thereon have been paid or accrued and reflected on the financial statements of the
Business. No deficiencies for any Taxes have been asserted in writing against Seller which remain unpaid.
            3.7 Employees. Seller has, with respect to the Business and all employees now or previously employed in the Business, complied in all respects with all laws, rules and regulations relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, occupational health and safety and plant closing.
            3.8 Customer List. A complete and accurate list of customers of the Business is included and listed in Exhibit A attached to this Agreement. There are no customer prepayments or deposits.
            3.9 Accounts Receivable. The list of Accounts Receivable listed on Exhibit A attached to this Agreement is a complete list of the Accounts Receivable relating to or arising out of the Business as of the date shown.
            3.10 Intellectual Property.  Except as shown on
Exhibit A attached to this Agreement, to the best knowledge of Seller, Seller has no patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, web sites or Internet locations or similar rights, nor require any such rights in connection with the conduct of the Business as
presently conducted. To the knowledge of Seller, neither Seller nor the Business is infringing or otherwise acting adversely to the right of any other person under or in respect to, any
patent, license, trademark, trade name, service mark, copyright or similar intangible right.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PURCHASER
4.0 Purchaser represents and warrants to Seller that, as of the date of this Agreement:
             4.1 Consents and Approvals. The execution, delivery and performance by Purchaser of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, or notice to any governmental or regulatory body, agency or official. Neither the execution, delivery and performance by Purchaser of this Agreement, nor the consummation by Purchaser of the transactions contemplated hereby, will (with or without notice or lapse of time) (a) violate, conflict with, or result in a breach of, any provision of the charters or bylaws of Purchaser or any resolution adopted by the board of directors or shareholders of Purchaser or any judgment, order, writ, injunction, decree or award of any court, governmental or regulatory body applicable to Purchaser or (b) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, lease, agreement or other instrument or obligation to which Purchaser is a party, or by which its properties may be bound.
ARTICLE 5
COVENANTS
            5.1 Operation of the Business. Except as may otherwise be consented to in writing by Purchaser, during the period from the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement pursuant to
Article 8 below, Seller shall operate the Business in the
ordinary course consistent with past practice and maintain the Purchased Assets in customary repair, order and condition, maintain all insurance with respect to such assets in effect on the date of this Agreement and, in the event of casualty, loss or damage to any of such assets or properties prior to the
Closing Date, either repair or replace such damaged property or, at Purchaser's option, transfer the proceeds of such insurance to Purchaser after the Closing.
            5.2 Access. From the date of this Agreement to the earlier of (a) the Closing Date or (b) the termination of this Agreement pursuant to Article 8 below, Seller shall afford the officers, directors, employees, contractors, consultants, agents and other authorized representatives of Purchaser (collectively "Purchaser Agents") reasonable access at reasonable times to the Purchased Assets, and to the books, records and contracts of the Business. Purchaser may, after notice to Seller, contact the customers and suppliers of the Business.
            5.3 Public Announcements. Seller and Purchaser shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to obtaining the approval of the other party, except as may be required by law.  Notwithstanding the foregoing, the
Seller shall have the right to file Form 8-K in connection with this Agreement and the transactions described herein and to each party shall have the right to take any other action relating to the disclosure of this Agreement and the subject mater of this Agreement as it reasonably determines and each agrees to cooperate with the other in all such matters.
            5.4 Best Efforts. The Seller and Purchaser agree to use their best efforts to fulfill the conditions set forth in
Article 6 to the other party"s obligation to close the
transactions contemplated by this Agreement.
ARTICLE 6
CONDITIONS TO CLOSING
            6.1 Conditions to Obligation of Purchaser. The obligation of Purchaser to close the transactions contemplated hereby shall be subject to the satisfaction or written waiver
(by Purchaser), prior to or at the Closing, of the following conditions:
                  (a)	Representations and Covenants.  The
representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the date of Closing with the same force and effect as though made on and as of the date of Closing. Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be
performed or complied with by it on or prior to the date of
Closing; and
            	(b) Transfer of Purchased Assets to Purchaser. Seller shall transfer and deliver the Purchased Assets to the Purchaser on or before Closing and in accordance with the written instructions of the Purchaser.
            6.2 Conditions to Obligation of Seller. The obligation of Seller to close the transactions contemplated hereby shall be subject to the satisfaction or written waiver
(by Seller), prior to or at the Closing, of the following
conditions:
                  (a)	Representations and Covenants.  The
representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the date of Closing with the same force and effect as though made on and as of the date of Closing. Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the date of Closing;
                  (b) Actions of Purchaser. Purchaser shall cause all actions to be taken as listed in Article III hereof.
ARTICLE 7
TERMINATION
            7.1 Termination. This Agreement may be terminated at any time prior to the Closing by mutual written consent of Purchaser and Seller.
            7.2 Effect of Termination. In the event of termination of this Agreement by Purchaser or Seller as provided in Section 7.1, all obligations of the parties under this Agreement shall terminate without liability of any party to any other party, except for a party's liability for breach of this Agreement.
ARTICLE 8
INDEMNIFICATION
8.1 Indemnification.
                  8.1.01 By Seller. Seller shall indemnify, defend and hold harmless Purchaser and its directors, officers, employees and shareholders, from, against and in respect of any and all claims, suits, actions, proceedings, damages, costs, liabilities, losses, judgments, penalties, fines, expenses or other costs, including reasonable attorneys' fees, (each a "Loss" and collectively, "Losses") arising from or relating to:
(i) the breach of any of Seller's representations, warranties or covenants set forth in this Agreement; (ii) any product shipped or manufactured by, or services provided by, the Business prior to the date of Closing; and (iii) any claim against Purchaser by any person to whom Purchaser is liable for any liabilities arising from or connected to the operation of the Business prior to the Closing Date, other than the Assumed Liabilities.
                  8.1.02 By Purchaser. Purchaser shall indemnify, defend and hold harmless Seller, from, against and in respect of any and all Losses arising from or relating to: (i) the Assumed Liabilities; (ii) the breach of any of Purchaser's representations, warranties or covenants set forth in this Agreement; or (iii) any products shipped or manufactured by, or services provided by, the Business on or after the date of Closing.



      8.2 Procedure for Claims by Third Parties.
                  8.2.01 Any party asserting a right of
indemnification provided for under this Agreement (the
"Indemnified Party") in respect of, arising out of or involving a claim or demand made by any unrelated person, firm,
governmental authority or corporation against the Indemnified
Party (a "Third Party Claim") shall notify the indemnifying
party (the "Indemnifying Party") in writing of the Third Party
Claim within ten (10) business days after such Indemnified Party becomes aware of such Third Party Claim. As part of such notice, the Indemnified Party shall furnish the Indemnifying
Party with copies of any pleadings, correspondence or other
documents relating thereto that are in the Indemnified Party's possession. The Indemnified Party's failure to notify the Indemnifying Party of any such matter within the time frame specified above shall not release the Indemnifying Party, in whole or in part, from its obligations under this Article 8
except to the extent that the Indemnified Party's ability to defend against such claim is actually prejudiced thereby. The Indemnifying Party agrees (and, at such time as the Indemnifying Party acknowledges its liability under this Article 9 with respect to such Third Party Claim, the Indemnifying Party shall have the sole and exclusive right) to defend against, settle or compromise such Third Party Claim at the expense of such
Indemnifying Party; provided that no compromise or settlement of such claims may be effected by the Indemnifying Party without the Indemnified Party's consent unless the sole relief provided is monetary damages that are paid in full by the Indemnifying
Party. The Indemnified Party shall have the right (but not the obligation) to participate in the defense of such claim through counsel selected by it. If the Indemnifying Party has not yet acknowledged its liability under this Section 8.2 with respect to such Third Party Claim, then the Indemnifying Party and the Indemnified Party shall cooperate in defending against such
Third Party Claim, and neither party shall have the right,
without the other's consent, to settle or compromise any such
Third Party Claim. If any party becomes obligated to indemnify another party with respect to any Third Party Claim and the amount of liability with respect thereto shall have been finally determined, the Indemnifying Party shall pay such amount to the Indemnified Party in immediately available funds within ten (10)
days following written demand by the Indemnified Party.
                  8.2.02	Procedure for Claims Between the
Parties.  In the event that either Seller or Purchaser desires to assert a claim for indemnification against the other under this Article 9, such party shall assert such claim in writing, stating the nature and basis of such claim. The party making such claim shall, on request, provide all information and documentation reasonably necessary to support and verify any
Losses which such person believes gives rise to a claim for indemnification and shall give the indemnifying party reasonable access to its books, records and personnel for the purpose of investigating and verifying any such claim.
      8.3	Survival.  All representations, warranties, covenants
and obligations in this Agreement shall survive the Closing and consummation of the transactions contemplated by this Agreement for a period of seven (7) years from the Closing. The rights to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations shall not be affected by any investigation conducted, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation or warranty, or on the performance of or compliance with any covenant or obligation, and will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants or obligations.

      8.4	Non-Exclusive Remedy.  The indemnification provisions
in this Article 8 are in addition to any and all other remedies of the parties hereto available under applicable law with
respect to the breach of any representation, warranty, covenant or agreement of the other party hereto.
ARTICLE 9
GENERAL PROVISIONS
      9.1	Material Adverse Effect.  For purposes of this
Agreement, a "Material Adverse Effect" shall mean: (1) with
respect to the Purchased Assets, a material adverse effect on the Purchased Assets, the operations or financial condition of the Business or on Seller's ability to consummate the
transactions contemplated by this Agreement; and (2) with
respect to the Purchaser, the financial condition of the
Purchaser, Purchaser's ability to consummate the transactions contemplated by this Agreement; and the existence of any accrued or contingent liabilities not disclosed to the Seller in this
Agreement.
      9.1.01	Seller's Knowledge.  Where a representation
or warranty is stated to be based on or to the knowledge of
the Seller, such phrase or words of similar import shall
refer solely to the actual knowledge, after due inquiry, of ____________, as of the date of this Agreement.
      9.1.02	Purchaser's Knowledge. Where a
representation or warranty is stated to be based on or to
the knowledge of Purchaser, such phrase or words of similar
import shall refer solely to the actual knowledge, after
due inquiry, of Frank Aiello, as of the date of this
Agreement.
      9.2	Headings.  The headings contained in this Agreement
are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
      9.3	Severability.  If any provision of this Agreement, or
the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be
illegal, invalid, unenforceable or void, then such provision shall be enforced to the extent that it is not illegal, invalid, unenforceable or void, and the remainder of this Agreement, as well as such provision as applied to other persons, places or circumstances, shall remain in full force and effect.
      9.4	Waiver.  With regard to any power, remedy or right
provided in this Agreement or otherwise available to any party,
(a) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party,
(b) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence, and (c) waiver by any party of the time for performance of any act or condition
hereunder does not constitute a waiver of the act or condition itself.
      9.5	Further Assurances.  From time to time after the
Closing, each party hereto will execute and deliver to the other party such instruments of sale, transfer, conveyance, assignment and delivery as may be reasonably requested by the other party in order to cause Purchaser to be vested in all right, title and interest of Seller in and to the Purchased Assets and otherwise in order to carry out the purpose and intent of this Agreement.

      9.6	Notices.  All notices, demands, or other
communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and shall be deemed to have duly given or delivered (a) when delivered personally, (b) mailed by certified or registered mail, return receipt requested and postage prepaid, (c) sent by telephone facsimile transmission, or (d) sent via a nationally recognized overnight courier to the recipient. Such notices, demands and other communications will be sent to the addresses listed on the first page of this Agreement or to such other address as any party may specify by notice given to the other party in
accordance with this Section.
      9.7	Governing Law.  This Agreement shall be governed by
and construed in accordance with the internal substantive laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of
Nevada or any other jurisdiction) that would cause the
application of the laws of any jurisdiction other than the State of Nevada.
      9.8	Entire Agreement.  This Agreement (including the
attached exhibits and schedules) constitutes the entire
agreement among the parties with respect to the subject matter of this Agreement and supersedes any prior or contemporaneous agreement or understanding, whether written or oral, among the parties or between any of them with respect to the subject
matter of this Agreement.  There are no representations,
warranties, covenants, promises or undertakings, other than
those expressly set forth or referred to herein.
      9.9	Amendment.  This Agreement may be amended or modified
only by a written agreement duly executed by Seller and
Purchaser.
      9.10	Assignability.  Neither this Agreement nor any of the
rights or obligations under this Agreement of any party hereto may be transferred, conveyed, alienated, assigned or delegated without the other party's prior written consent, which consent may be withheld in the other party's sole and absolute
discretion.
      9.11	Binding Effect.  This Agreement shall be binding upon
and shall inure to the benefit of the parties and their
respective successors and, if applicable, permitted assigns.
      9.12	Third-Party Beneficiaries.  Each party intends that
this Agreement shall not benefit or create any right or cause of action in any person other than the parties or as specifically expressed in this Agreement.
      9.13	Counterparts.  This Agreement may be executed in one
or more counterparts, each of which shall constitute an original but when taken together shall constitute but one instrument.
      9.14	Expenses; Brokerage Fee.  Each party to this Agreement
shall bear all of its own expenses in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of its agents, representatives, counsel and accountants.
[The remainder of page has been left intentionally blank]


IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first written above.
                                    PURCHASER:

By:

Name:	 Frank Aiello


                                    SELLER:

                                    CAL ALTA AUTO GLASS, INC.


By:


Name:
__________________________________
_




[SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]




LIST OF ATTACHMENTS


EXHIBIT  A	-	List of Purchased Assets and List of
Customers


EXHIBIT  B	-	List of Liabilities of  Seller Assumed by
Purchaser At Closing


EXHIBIT C	-	Bill of Sale


EXHIBIT D	-	Action of the Board of Directors of Cal Alta Auto
Glass, Inc.




































EXHIBIT A

LIST OF PURCHASED ASSETS


		The following are the Purchased Assets acquired by the Purchaser from the Seller with a listing of the Seller's
Accounts Receivable as of the date shown:











































EXHIBIT B

LIST OF SELLER LIABILITIES ASSUMED BY PURCHASER















































EXHIBIT C

BILL OF SALE

This Agreement, dated effective December 31, 2008, is between
Cal Alta Auto Glass, Inc., a Nevada corporation ("Seller"), and
Frank Aiello (the "Purchaser").

		1.	Assignment of Assets.  Pursuant to the terms of
the Asset Purchase Agreement dated December 31, 2008 (the
"Purchase Agreement"), Seller hereby sells, transfers, assigns and conveys to Buyer all of Seller's right, title and interest in and to the Purchased Assets listed on Exhibit A attached thereto.

		2.	Warranty as to Assets.   Seller hereby warrants
that it has good and marketable title to the Assets, free and clear of mortgages, liens, reversions, restrictions, rights of purchase, encumbrances or other defects of title, and sales, use and ad valorem taxes other than arising from the consummation of the transfer of the Assets (such taxes being the responsibility of Seller).
		3.	Further Assurances.  The parties hereto agree to
execute and delivery such additional documents or other instruments or assurances that may be necessary or desirable to vest, perfect or confirm, of record or otherwise, title to the Assets or Contracts in Buyer, or to obtain any consents, orders or approvals to consummate the transactions contemplated hereby.

		4.	Miscellaneous.  This Bill of Sale is governed by
and construed under the laws of the State of Nevada. The warranties and representations given herein shall survive the delivery of this Bill of Sale

Executed effective this 31st day of December 2008.


PURCHASER:




By: _______________________________
	Frank Aiello


SELLER:


CAL ALTA AUTO GLASS, INC.


BY








EXHIBIT D

ACTION OF THE BOARD OF DIRECTORS OF CAL ALTA AUTO GLASS, INC.

WIHOUT A MEETING BY UNANIMOUS WRITTEN CONSENT

(As attached.)




1
Cal Alta Auto Glass, Inc.
Purchase & Sale of Assets: V#2